AMENDMENT NO. 1
TO THE
FOURTH AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment No. 1 (the "Amendment") to the Fourth Amended and Restated Management Agreement effective as of January 1, 2014 (the "Management Agreement"), among Preferred Apartment Communities, Inc., a Maryland corporation (the "Company"), Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership ("PACOP"), and Preferred Apartment Advisors, LLC, a Delaware limited liability company (the "Advisor"), is entered into as of November 5, 2014 ("Execution Date") effective as of September 5, 2014 (the "Effective Date"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Management Agreement.

WHEREAS, PACOP is governed by that certain Fifth Amended and Restated Agreement of Limited Partnership effective as of January 1, 2014 (as amended or modified, the "Partnership Agreement");

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend certain terms related to certain fees payable to the Advisor by the Company and PACOP;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, PACOP and the Advisor agree to amend the Management Agreement as follows:

1.	Deferral of Fees. Section 7 of the Management Agreement is hereby amended to add the following Section 7(i):

(i) Deferral of Fees

(i)
Notwithstanding the provisions of Sections 7(b) and 7(h) with respect to the Asset Management Fee, Property Management and Leasing Fee and the General and Administrative Expenses Fee (the "Deferrable Fees"), the Advisor, on behalf of itself and its affiliates, and its and their respective successors and assigns, hereby agrees that it may defer all or a portion of the Deferrable Fees with respect to all or any portion of the Company's assets, as determined by the Investment Committee of the Advisor. The Advisor agrees to promptly deliver to the Company written notice of any deferral of the Deferrable Fees.

(ii)
Upon a Capital Transaction (as defined in the Partnership Agreement) with respect to any asset of the Company, all deferred fees with respect to such asset shall become due and payable to the extent the Net Sale Proceeds (as defined in the Partnership Agreement) for such Capital Transaction exceed the Allocable Capital Contributions (as defined in the Partnership Agreement) for such asset plus a cumulative, non-compounded rate of return equal to seven percent (7%) per annum on such Allocable Capital Contributions.

(iii)
The Advisor acknowledges and agrees that no interest shall accrue on the deferred amounts. To the extent payment of any deferred amount is due to the Advisor hereunder, the Company or PACOP shall pay the Advisor no later than the last business day of the month in which the amount of such payment is determined, or the first business day of the following month.

2.	Ratification; Effect on Management Agreement.

a.	Ratification. The Management Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.
Effect on the Management Agreement. On and after the date hereof, each reference in the Management Agreement to "this Agreement," "herein," "hereof," "hereunder," or words of similar import shall mean and be a reference to the Management Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Execution Date, effective as of the Effective Date.
PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/John A. Williams Name: John A. Williams Title: Chief Executive Officer
PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.

By:	Preferred Apartment Communities, Inc. its General Partner

By:	/s/John A. Williams Name: John A. Williams Title: Chief Executive Officer
PREFERRED APARTMENT ADVISORS, LLC

By:	NELL Partners, Inc., its Managing Member

By:	/s/John A. Williams Name: John A. Williams Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Management Agreement]